Exhibit 99.1

Microbot Medical® Receives First Patent in Japan as it Continues to Broaden its Global Intellectual Property Portfolio

Commercial Focus Remains on U.S. Market as it Continues to Explore Certain Global Markets that Accept FDA Cleared Devices

Protecting its Innovative Technology Remains a Priority and Momentum Increasing as Global Jurisdictions Acknowledge the Uniqueness of the LIBERTY System

HINGHAM, Mass., October 1, 2025 — Microbot Medical Inc. (Nasdaq: MBOT), developer, manufacturer and distributer of the innovative LIBERTY® Endovascular Robotic System, today announced that the Japanese Patent Office has granted the Company its first patent in Japan, covering the core LIBERTY® System technology, such as a compact robotic device for driving and manipulating movement of at least one elongate surgical tool. In addition to today’s news, the Company has also received patents in the U.S., China and Israel over the past 90 days.

The Company announced marketing clearance for the LIBERTY® System by the U.S. Food and Drug Administration (FDA) on September 8, 2025, and has accelerated its commercial launch plans as it targets an estimated 2.5 million peripheral endovascular procedures performed in the U.S., annually. As the Company evaluates other future global markets that have historically accepted FDA cleared devices, the successful implementation of its global IP strategy is expected to protect and allow it to monetize its innovative technology.

“Our initial focus is on the US market, however, certain markets such as Japan, represent attractive and strategically important markets for the LIBERTY® System,” commented Harel Gadot, Chairman, CEO & President. “Building on our recent FDA clearance of LIBERTY®, we are evaluating opportunities to expand into other global markets that have traditionally taken FDA clearance into consideration to potentially expedite local approval and adoption.”

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a breakthrough medical device company focused on transforming endovascular procedures through advanced robotic technology. Microbot’s LIBERTY® Endovascular Robotic System is the first single-use, remotely operated robotic solution designed for precision, efficiency and provider safety. Backed by a strong intellectual property portfolio and a commitment to innovation, Microbot is driving the future of endovascular care.

Learn more at www.microbotmedical.com and connect on LinkedIn and X.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “contemplates,” “continues,” “could,” “forecasts,” “intends,” “may,” “might,” “possible,” “potential,” “predicts,” “projects,” “should,” “would,” “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the commercialization of the LIBERTY® Endovascular Robotic System, and in the development of future versions of or applications for the system, uncertainty in the results of regulatory pathways and regulatory approvals, uncertainty resulting from political, social and geopolitical conditions, particularly any changes in personnel or processes or procedures at the FDA and announcements of tariffs on imports into the U.S., disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, Iran and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Contacts:

IR@microbotmedical.com

Media@microbotmedical.com